Exhibit (H)(7)
March 29, 2010
ICON Funds,
on behalf of its fund series as
set forth on Appendix I attached hereto
5299 DTC Boulevard, Suite 1200
Greenwood Village, CO 80111
     RE: ICON Funds Line of Credit
Ladies and Gentlemen:
     State Street Bank and Trust Company (the “Bank”) is pleased to make available, on an uncommitted discretionary basis, a $150,000,000.00 unsecured line of credit (the “Uncommitted Line”) to Icon Funds, a Massachusetts business trust registered under the Investment Company Act (the “Borrower”), on behalf of its fund series from time to time listed on Appendix I attached hereto (each such fund series, a “Fund”), on the following terms and conditions:
     I. Uncommitted Line
     1. Term. The Uncommitted Line shall commence on the date hereof and expire March 28, 2011 (the “Expiration Date”), unless extended by mutual agreement of the Bank and the Borrower or, with respect to any Fund, terminated by the Borrower on behalf of such Fund as provided herein. The Borrower, on behalf of a Fund, may terminate the Uncommitted Line with respect to such Fund upon three (3) days prior written notice and payment of all outstanding principal, interest, fees, costs, expenses and other amounts owing by such Fund to the Bank hereunder on the effective date of termination.
     2. Notice and Manner of Borrowings. In the sole and absolute discretion of the Bank, and in any event subject to the terms and conditions hereof, the Bank may make revolving loans to the Borrower on behalf of any Fund under the Uncommitted Line (each such loan, a “Loan”); provided that, in each case after giving effect to the requested Loan, (i) the aggregate outstanding Indebtedness for borrowed money of such Fund (including the aggregate principal amount of all Loans outstanding to such Fund) shall not exceed the Maximum Amount applicable to such Fund, (ii) the aggregate principal amount of Loans outstanding to such Fund hereunder shall not exceed the Uncommitted Line Amount, and (iii) the aggregate principal amount of Loans outstanding to the Borrower, on behalf of all Funds hereunder, shall not exceed the Uncommitted Line Amount. Each request for a Loan hereunder shall be made in writing by the Borrower, on behalf of a Fund, by delivering a completed loan request in the form of Exhibit B attached hereto and such other information or documentation as the Bank may reasonably request. Each such Loan request shall be made by the Borrower, on behalf of a Fund, and received by the Bank not later than 3:00 p.m., Boston time, on the Business Day on which such Loan is to be made. Each Loan request hereunder shall be deemed to be a confirmation by the Borrower, on behalf of the applicable Fund, that no Default or Event of Default has occurred and is continuing hereunder with respect to the Borrower or such Fund, that the representations and warranties of the Borrower, on behalf of such Fund, described below remain true and correct, and that no borrowing limitations applicable to the Fund or the Uncommitted Line (including those set forth in clauses (i) through (iii) of the proviso above in this Section) will be exceeded after giving effect to the requested Loan, each of which shall be a precondition to the making of any Loan hereunder. Notwithstanding the foregoing, the Borrower agrees and understands that the making of any Loan hereunder shall remain in the sole and absolute discretion of the Bank and the Bank shall have no commitment with respect thereto.
     3. Evidence of Indebtedness. All Loans will be evidenced by a promissory note in the form attached hereto as Exhibit A executed by the Borrower, on behalf of each of the Funds (as amended,

ICON Funds,
on behalf of its fund series as
set forth on Appendix I attached hereto
March 29, 2010

restated, extended, replaced or otherwise modified and in effect from time to time, the “Note”). The Borrower, on behalf of each Fund, hereby authorizes the Bank to record each Loan and the corresponding information on the Bank’s books and records (including the schedule forming part of the Note), and, absent manifest error, this record shall govern and control. The failure by the Bank to record, or any error in so recording, any such amount on the Bank’s books and records, such schedule, or any other record maintained by the Bank, shall not limit or otherwise affect the obligation of the Borrower, on behalf of each Fund, to make payments of principal of and interest on each Loan as provided herein and in the Note.
     4. Interest Rate. Principal on each outstanding Loan shall bear interest at a variable rate per annum equal to the Overnight Rate plus one and one quarter of one percent (1.25%), with a change in such rate of interest to become effective on the same day on which any change in the Overnight Rate is effective. Interest on each Loan shall be calculated on the basis of a 360-day year for the actual number of days elapsed. Following and during the continuance of a Default or an Event of Default hereunder, unpaid principal on any Loan, and to the extent permitted by applicable law, unpaid interest on any Loan, shall thereafter bear interest, compounded monthly and payable on demand, until paid in full (after as well as before judgment) at a rate per annum equal to two percent (2%) above the rate otherwise applicable to such Loan hereunder.
     5. Payments and Prepayments; Recourse. (a) The Borrower, on behalf of each of the Funds, hereby promises to pay accrued interest on all Loans monthly in arrears on the first day of each calendar month for the immediately preceding calendar month; provided, however, that in each such case if such day on which interest on any Loans is due is not a Business Day, interest shall be payable on the next preceding Business Day. The Borrower, on behalf of each of the Funds, hereby promises to repay the principal amount of each outstanding Loan, together with all accrued and unpaid interest thereon, upon the earliest of (i) thirty days following the date on which such Loan is made, (ii) the date on which such Loan becomes due pursuant to Section II(4) below following the occurrence of an Event of Default, or (iii) the Expiration Date. The Borrower, on behalf of each Fund, further covenants and agrees to immediately repay (1) the outstanding aggregate principal amount of any Indebtedness for borrowed money of any such Fund at any time (including the then outstanding aggregate principal amount of all Loans to such Fund) to the extent such amount exceeds the Maximum Amount applicable to such Fund at such time, and (2) any amount by which the then outstanding aggregate principal amount of all Loans to any such Fund at any time exceeds the Uncommitted Line Amount, in each case upon the earlier to occur of the Borrower first becoming aware of any such circumstance or demand by the Bank. The Borrower, on behalf of each Fund having Loans outstanding at any time, further covenants and agrees that it shall make such repayments of the Loans outstanding to each such Fund at any time to the extent required such that the then outstanding aggregate principal amount of all Loans to all Funds hereunder shall at no time exceed the Uncommitted Line Amount, in each case upon the earlier to occur of the Borrower first becoming aware of any such circumstance or demand by the Bank. Loans may be prepaid at the option of the Borrower without penalty or premium, and any amounts prepaid may, in the Bank’s sole discretion and otherwise subject to the terms hereof, be reborrowed. Notwithstanding the foregoing or any other provision of this Agreement, with respect to each Fund party hereto, there shall be a period consisting of at least one Business Day during each thirty day-period during which this Agreement is in effect when no Loans are outstanding to such Fund. The Borrower, on behalf of each Fund, promises to make such payments of one or more Loans as are necessary to comply with the foregoing sentence.
LIMITED ACCESS

ICON Funds,
on behalf of its fund series as
set forth on Appendix I attached hereto
March 29, 2010

          (b) All payments by the Borrower, on behalf of each Fund, hereunder and under any of the other Loan Documents shall be made not later than 3:00 p.m. Boston time on the date due in immediately available United States dollars at the Bank’s office at 100 Huntington Avenue, Tower 2, Floor 4, Boston, Massachusetts or as otherwise directed in writing by the Bank. All such payments by the Borrower, on behalf of each Fund, hereunder and under any of the other Loan Documents shall be made without recoupment, setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless the Borrower is required by law to make such deduction or withholding. If any such obligation is imposed upon the Borrower with respect to any amount payable by it hereunder or under any of the Loan Documents, the Borrower will pay to the Bank, on the date on which such amount is due and payable hereunder or under the Loan Documents, such additional amount in United States dollars as shall be necessary to enable the Bank to receive the same net amount which the Bank would have received on such due date had no such obligation been imposed upon the Borrower. The Borrower will deliver promptly to the Bank certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by the Borrower hereunder or under the Loan Documents.
          (c) The Bank and the Borrower acknowledge and agree that the Bank shall look solely to the property of each Fund for the enforcement of any claim against such Fund. None of the trustees, officers, employees, agents or shareholders of the Borrower or any Fund assumes any personal liability for the obligations entered into by the Borrower, on behalf of each Fund, with respect to the Uncommitted Line. In addition, the principal amount of any Loan, and accrued interest thereon, and any fees, costs, expenses, indemnities or other amounts payable in connection with or relating to any Fund or any Loan pursuant to this Agreement (other than any fees, costs, expenses, indemnities or other amounts payable to the Bank pursuant to the terms hereof not specific or identifiable to any Fund or Funds or any particular Loan), shall be paid or repaid solely from the assets of such Fund (or the Fund to which such Loan is made), and the Bank shall have no right of recourse or offset against the assets of any other Fund or any other series of the Borrower for such amounts. Each Fund shall be severally (and not jointly) liable to the Bank hereunder for fees, costs, expenses, indemnities or other amounts owed to the Bank pursuant to the terms hereof that are not specific or identifiable to any Fund or Funds or any particular Loan in accordance with such Fund’s ratable portion thereof based upon the relative Net Assets of each Fund at any time of determination or based upon such other method reasonably acceptable to the Bank as the board of directors or trustees of the respective Borrowers may determine upon prior written notice to the Bank.
     6. Use of Loan Proceeds. Proceeds of Loans may be used only for temporary or emergency purposes consistent with the then current investment objectives and fundamental investment restrictions of the Fund on behalf of which a Loan is made, including (a) to finance temporarily the purchase or sale of securities for prompt delivery if the Loan is to be repaid promptly in the ordinary course of business upon completion of such purchase or sale transaction or (b) to finance the redemption of the shares of an investor of the Fund on behalf of which a Loan is made. No portion of any proceeds of any Loan shall be used directly or indirectly in violation of any provision of any statute, regulation, order or restriction applicable to the Bank, the Borrower or any Fund.
LIMITED ACCESS

ICON Funds,
on behalf of its fund series as
set forth on Appendix I attached hereto
March 29, 2010

     7. Addition of Borrowers and Funds. With the prior written consent of the Bank in its sole discretion and in any event no more than once per calendar quarter, the Borrower may request the addition to the terms of this Agreement of any additional fund series of the Borrower. In no event will any such additional fund series be added to the terms of this Agreement if such fund series is advised or sub-advised by an affiliate of the Bank. The addition of any such fund series shall be subject to consent by the Bank in its sole discretion and completion of an appropriate amendment to this Agreement and such other documentation as the Bank may require, including without limitation then-current prospectus and related information; corporate, trust or similar existence and authorization documentation; and appropriate legal opinions, in each case with respect to any proposed new Fund as the Bank may require.
     8. Fees. The Borrower, on behalf of the Funds, hereby agrees to pay to the Bank on the date hereof an underwriting fee of $15,000, payable as a condition precedent to closing. Such fee shall be non-refundable and shall be deemed fully earned by the Bank on the date hereof.
     II. General Loan Terms
     1. Covenants. Until all obligations of the Borrower and each Fund with respect to the Uncommitted Line have been paid in full and the Uncommitted Line has been terminated, unless otherwise consented to in writing by the Bank, the Borrower hereby covenants and agrees on behalf of each Fund (the Borrower acknowledging that compliance with the following covenants shall not in any way compromise the absolute discretion of the Bank whether or not to make Loans under the Uncommitted Line):
          (a) not to create, assume or suffer to exist any Indebtedness for borrowed money such that the outstanding principal amount of Indebtedness for borrowed money (including Loans hereunder) of any one Fund at any time exceeds the Maximum Amount of such Fund at such time;
          (b) not to issue any preferred stock or create, incur, assume, suffer to exist, or guarantee, any Indebtedness other than, to the extent permitted by the relevant Prospectus: (i) Indebtedness owing to the Bank; (ii) Indebtedness owing to the Custodian of the Borrower or Fund incurred in connection with such custody relationship; (iii) other Indebtedness existing as of the date of this Agreement and disclosed on Exhibit C hereto; (iv) preferred stock or Indebtedness issued or incurred with the prior written consent of the Bank; (v) other Indebtedness incurred in the ordinary course of the Borrower’s or a Fund’s business in connection with portfolio investments and investment techniques permissible under the Investment Company Act (and not for the primary purpose of borrowing money), but only to the extent such Indebtedness is reflected as a liability in the calculation of the relevant Fund’s Adjusted Net Assets;
          (c) not to create, incur, assume or suffer to exist any mortgage, pledge, security interest, lien, hypothecation, or other charge or encumbrance upon any of its assets or properties, or enter into any agreement preventing it from encumbering any such assets or properties other than, to the extent permitted by the relevant Prospectus (i) those in favor of the Bank or its affiliates or subsidiaries; (ii) those existing on the date hereof and described on Exhibit D hereto; (iii) those in favor of the Custodian of the Borrower or a Fund securing Indebtedness permitted by Section II(1)(b)(ii) above; (iv) those for which the Bank has given its prior written consent; (v) those arising in the ordinary course of the Borrower’s or Fund’s business out of or in connection with portfolio investments and investment
LIMITED ACCESS

ICON Funds,
on behalf of its fund series as
set forth on Appendix I attached hereto
March 29, 2010

techniques securing Indebtedness permitted by Section II(1)(b)(v) above; and (vi) liens for taxes, fees, assessments and other governmental charges not yet due and payable and with respect to which reserves or other appropriate provisions as may be required by generally accepted accounting principles are being maintained;
          (d) to (i) duly observe and comply in all material respects with all applicable laws, including, without limitation, the Investment Company Act and any asset coverage and borrowing restrictions and restrictions on Indebtedness and extensions of credit contained therein and applicable to the Borrower or Fund, and applicable securities laws and regulations, in each case except to the extent that any failure to observe or comply could not reasonably be expected to have a Material Adverse Effect; (ii) pay all taxes and governmental charges prior to the time they become delinquent, unless such taxes or charges are being contested in good faith by appropriate proceedings and as to which such reserves or other appropriate provisions as may be required by generally accepted accounting principles are being maintained, except to the extent that any failure to observe or comply could not reasonably be expected to have a Material Adverse Effect; (iii) maintain in full force and effect all licenses and permits necessary in any material respect for the proper conduct of its business, except to the extent that any failure to observe or comply could not reasonably be expected to have a Material Adverse Effect; (iv) maintain the Borrower’s status as an open-end management investment company registered under the Investment Company Act and each Fund’s status as a regulated investment company under Subchapter M of the Internal Revenue Code; (v) operate in compliance with its certificate or articles of incorporation, declaration of trust, by-laws and/or other organizational documents, and all applicable investment policies and restrictions and agreements relating thereto; (vi) operate in compliance with its Prospectus, except to the extent that any failure to observe or comply could not reasonably be expected to have a Material Adverse Effect; (vii) except for Permitted Mergers, not merge or consolidate with or into any entity or purchase all or substantially all of the assets or stock of any entity or sell or otherwise transfer all or any substantial portion of the Borrower’s or any Fund’s assets (other than the sale of portfolio assets in the ordinary course of business as described in its Prospectus); (viii) not permit there to occur a change in any Fund’s investment adviser from the Investment Adviser without the prior written consent of the Bank; (ix) not permit there to occur a change in the custodian of any Fund’s assets from the Custodian without the prior written consent of the Bank; (x) not permit any change in the investment objectives or in the fundamental investment restrictions of the Borrower or any Fund as described in its Prospectus, in any such case without the prior written consent of the Bank; (xi) comply with all terms and provisions of all documents evidencing or securing any Indebtedness to or with the Bank and any other Indebtedness owing to any party other than the Bank (“Other Indebtedness”); (xii) promptly notify the Bank of any event of default with respect to any Other Indebtedness owing by the Borrower or any Fund to any third party and of any default under, or termination of, any agreement with the Custodian or with the Investment Adviser and provide to the Bank a copy of any notice or claim of any such default or termination; (xiii) promptly notify the Bank of any material litigation or governmental proceeding or investigation commenced or threatened in writing against the Borrower or any Fund; and (xiv) promptly notify the Bank of the occurrence of any Default or Event of Default hereunder;
          (e) to permit the Bank or its representatives and agents to visit and inspect the properties of the Borrower and each Fund and to make copies or abstracts from the Borrower’s or Fund’s books and records at all such reasonable times and as often as may be reasonably desired;
LIMITED ACCESS

ICON Funds,
on behalf of its fund series as
set forth on Appendix I attached hereto
March 29, 2010

          (f) to pay all reasonable fees, costs and expenses incurred or paid by the Bank, including the Bank’s attorney’s fees and expenses, in connection with the administration of the Uncommitted Line, including without limitation the documentation of amendments, consents, waivers or other modifications to the Uncommitted Line or the Loan Documents, and in connection with the enforcement of the Bank’s rights and remedies in connection with any default, waiver, forbearance, collection or termination under the Loan Documents;
          (g) to provide to the Bank: (i) within sixty days after the end of each semi-annual period in each fiscal year, each Fund’s semi-annual or annual, as the case may be, financial statements, including a statement of assets, liabilities and investments as of the end of each such period in a form that complies with requirements of the United States Securities and Exchange Commission and, in the case of annual statements, audited by a nationally recognized public accounting firm qualified to audit investment companies registered under the Investment Company Act; (ii) promptly, all proxy materials, reports to shareholders and other information delivered to shareholders of the Borrower or any Fund; (iii) promptly, all material reports, documents or other information relating to the financial condition of the Borrower or any Fund that are delivered to the United States Securities and Exchange Commission, including in any event, copies of any material change to any Prospectus or registration statement; (iv) prior to any Loan request or advance, and daily prior to 3:00 p.m. (Boston time) on each Business Day during which any Loans are outstanding, a certificate in the form attached as Exhibit B showing compliance with the borrowing limitations in Section I(2) above; and (v) such other financial statements and information as to the Borrower, any Fund or the Investment Adviser as the Bank may reasonably request from time to time (all financial statements required hereunder to be prepared in accordance with generally accepted accounting principles consistently applied); and
          (h) execute and deliver such additional instruments and take such further actions as the Bank may from time to time reasonably request to effect the purpose of the Loan Documents and the Loans.
     Notwithstanding anything to the contrary in Section II(1)(g) above, but without in any way limiting the rights of the Bank set forth therein, unless the Bank shall request paper copies of the financial and other information otherwise required to be furnished by the Borrower to the Bank pursuant to subsections (i) and (ii) of such Section II(1)(g) above, the Borrower may deliver all such information to the Bank in a printable format by electronic means. The Borrower may make such electronic delivery by: (i) sending such information as an electronic mail attachment to such electronic mail addresses as shall be designated by the Bank, as applicable; or (ii) notifying the Bank by electronic mail (to such electronic mail addresses as shall be designated by the Bank, as applicable) that the documents are available on a website accessible to the Bank and further indicating a website hyperlink directing the user directly to the referenced documents posted thereon; provided that such information shall be made available on or before the dates specified in said subsections (i) and (ii) of such Section II(1)(g) above. Nothing contained in this paragraph shall require the Bank to maintain copies of the financial and other information referred to in this paragraph, and the Bank shall be solely responsible for requesting physical delivery of such information, or maintaining any such information, as applicable. The Borrower, on behalf of each Fund, acknowledges that the distribution of material through an electronic medium is not necessarily secure and that there may be confidentiality and other risks associated with such distribution. In no event shall the Bank or any of its officers, directors, employees, agents, advisors or representatives have any liability to the Borrower or any Funds for damages of any kind, including without limitation, direct or indirect,
LIMITED ACCESS

ICON Funds,
on behalf of its fund series as
set forth on Appendix I attached hereto
March 29, 2010

special, incidental or consequential damages, losses or expenses arising out of the Borrower’s transmission of communications through the internet.
     2. Representations and Warranties. The Borrower represents and warrants to the Bank, for itself and as to each Fund, as applicable, that:
          (a) the Borrower (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization; (ii) is registered as an open-end management investment company under the Investment Company Act; (iii) is qualified as a regulated investment company within the meaning of the Internal Revenue Code; (iv) has all requisite power and authority to own its property and conduct its business as is now conducted and is duly authorized to do business in each jurisdiction where the nature of its properties or business requires such qualification and where failure to be so qualified would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (v) is in compliance with its certificate or articles of incorporation, declaration of trust, by-laws and/or other organizational documents; (vi) is in compliance with applicable law, including, without limitation, the Investment Company Act, where failure to be in compliance, would, or could reasonably be expected to have a Material Adverse Effect; and (vii) has filed all required income tax returns and has paid all taxes due pursuant to such returns, and the charges, accruals and reserves on the books and records of the Borrower and each of the Funds with respect to such taxes and charges are adequate, where the failure to file, would, or could reasonably be expected to have a Material Adverse Effect;
          (b) the execution, delivery and performance of each of the Loan Documents (i) are, and will be, within the Borrower’s or Fund’s power and authority; (ii) have been authorized by all necessary trust or corporate proceedings, as the case may be; (iii) do not, and will not, require the consent of any shareholders or other equity holders of the Borrower or Fund or approvals of any governmental authority, other than those which have been received; (iv) will not contravene any provision of, or exceed any limitation contained in, the certificate or articles of incorporation, declaration of trust, by-laws and/or other organizational documents of the Borrower or Fund or its Prospectus or any judgment, decree or order or any law, rule or regulation applicable to the Borrower or Fund, including, without limitation, the Investment Company Act; (v) are, and will be, in compliance with the Investment Company Act; (vi) do not constitute a default, or require consent, under any other agreement, order or undertaking binding on the Borrower or Fund; and (vii) do not require the consent or approval of any obligee or holder of any instrument relating to any Other Indebtedness or any other party other than for those consents and approvals which have been received;
          (c) no portion of any proceeds of any Loan shall be used directly or indirectly in violation of any provision of any statute, regulation, order or restriction applicable to the Bank, the Borrower or any Fund;
          (d) each of the Loan Documents constitutes the legal, valid, binding and enforceable obligation the Borrower, on behalf of each Fund, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors’ rights generally and by general equitable principles;
LIMITED ACCESS

ICON Funds,
on behalf of its fund series as
set forth on Appendix I attached hereto
March 29, 2010

          (e) all financial statements of the Funds previously furnished to the Bank by the Borrower were prepared in accordance with generally accepted accounting principles and present fairly and completely the financial position of such Fund; since the date of the most recent audited financial statements furnished to the Bank prior to the date of this Agreement, there has been no material adverse change in the assets, liabilities, financial condition or business of the Borrower or any of its Funds, other than in the ordinary course of business; and the Borrower has disclosed to the Bank any and all facts which, to the best of the Borrower’s knowledge, materially and adversely affect or could reasonably be expected to materially and adversely affect, the business, assets, operations or financial condition of the Borrower or any Fund or the ability of the Borrower or Fund to perform its obligations under the Loan Documents;
          (f) the Borrower has good and marketable title to all its material properties, assets and rights of every name and nature purportedly owned by it on behalf of each Fund except for encumbrances permitted by Section II(1)(c) above where the failure would, or could reasonably be expected to have a Material Adverse Effect;
          (g) there is no litigation, arbitration, proceeding or investigation pending or, to the best of the Borrower’s knowledge, overtly threatened against, the Borrower or any Fund or the Investment Adviser which could reasonably be expected to result in a Material Adverse Effect, except those described on Exhibit E attached hereto;
          (h) the shares of the Borrower and its Funds have been registered under the Securities Act of 1933 and are eligible for sale under applicable state and federal securities laws and regulations, where the failure to be eligible for sale would, or could reasonably be expected to have a Material Adverse Effect;
          (i) with regard to the Employee Retirement Income Security Act of 1974, and the rules and regulations thereunder, collectively, as amended and in effect from time to time (“ERISA”), none of the Borrower or its Funds is treated as a single employer with any other person under ERISA, and none has any liability with respect to any benefit arrangement, plan or multi-employer plan subject to ERISA;
          (j) neither the Borrower nor any of its Funds is an “Affiliated Person”, as defined in the Investment Company Act, of the Bank;
          (k) the Investment Adviser serves as investment adviser to each of the Funds, and the Custodian serves as custodian for the assets of each of the Funds;
          (l) the Borrower and each Fund has complied with, and is in compliance with, the investment objectives and policies and investment restrictions set forth in its Prospectus where the failure to be in compliance would, or could reasonably be expected to have a Material Adverse Effect; and
          (m) none of the requesting or borrowing of the Loans by the Borrower or the use of the proceeds of any Loans by such Borrower will violate the Trading With the Enemy Act (50 U.S.C. § 1 et seq., as amended) (the “Trading With the Enemy Act”) or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) (the “Foreign
LIMITED ACCESS

ICON Funds,
on behalf of its fund series as
set forth on Appendix I attached hereto
March 29, 2010

Assets Control Regulations”) or any enabling legislation or executive order relating thereto (which for the avoidance of doubt shall include, but shall not be limited to (a) Executive Order 13224 of September 21, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)) (the “Executive Order”) and (b) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56)). Furthermore, (a) the Borrowers is not, and will not become, a “blocked person” as described in the Executive Order, the Trading With the Enemy Act or the Foreign Assets Control Regulations and (b) the Borrower does not engage or will not engage in any dealings or transactions, or be otherwise associated, with any such “blocked person”.
     The making of each Loan hereunder to the Borrower, on behalf of any Fund, shall be deemed to be a reaffirmation by the Borrower, on behalf of such Fund, as to the representations and warranties contained in this Section II(2) and confirmation that no Default or Event of Default has occurred hereunder or will occur after giving effect to the making of such Loan.
     3. Default. It will be a default hereunder with respect to any Fund if any of the following events (each, an “Event of Default”) occurs with respect to such Fund, with respect to the Borrower acting on behalf of such Fund or, as applicable, with respect to the Investment Adviser:
          (a) the Borrower, acting on behalf of a Fund, fails (i) to pay when due any amount of principal of any Loan, whether on demand, at maturity, upon acceleration, pursuant to a mandatory repayment or prepayment provision hereof or otherwise, or (ii) to pay within three Business Days of when due any amount of interest on any Loan or any fees or expenses or other amounts payable under any of the Loan Documents; or
          (b) the Borrower or Fund, (i) shall fail to perform any term, covenant or agreement contained in any of Sections II(1)(a)-(c), Sections II(1)(d)(iv)–(xiv), or Sections II(1)(f)-(g) hereof; or (ii) shall fail to perform any term, covenant or agreement contained in any of the Loan Documents (other than those specified elsewhere in this Section II(3)) or a default or event of default occurs thereunder and, in the case of this clause (ii), such failure or default or event of default shall continue for a period of thirty (30) days; or
          (c) any material representation or warranty of the Borrower or Fund made in any of the Loan Documents or as an inducement for the Bank to make any Loan shall prove to have been false in any material respect upon the date when made or deemed to have been made; or
          (d) (i) the Borrower, acting on behalf of a Fund, fails to pay or perform when due any material Obligation, whether now existing or hereafter arising, other than those referred to above in this Section II(3), or (ii) the Borrower, acting on behalf of a Fund, fails to pay at maturity, or within any applicable period of grace, any obligations in respect of any Material Indebtedness, or (iii) any event or condition shall occur which results in the acceleration of the maturity of any Material Indebtedness or enables (or, with the giving of notice or lapse of time or both, would enable) the holder of such Material Indebtedness or any person or entity acting on such holder’s behalf to accelerate the maturity thereof or, in the case of a financial contract, enables (or, with the giving of notice or lapse of time or both, would enable) the non-defaulting party to terminate the contract evidencing such Material Indebtedness; or
LIMITED ACCESS

ICON Funds,
on behalf of its fund series as
set forth on Appendix I attached hereto
March 29, 2010

          (e) the Borrower or a Fund or the Investment Adviser (i) applies for or consents to the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or similar official of itself or of all or a substantial part of its property; (ii) is generally not paying its debts as such debts become due; (iii) makes a general assignment for the benefit of its creditors; (iv) commences any case or proceeding under the Federal Bankruptcy Code or any other law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts, or any other law providing for the relief of debtors; (v) fails to contest in a timely or appropriate manner, or acquiesces in writing to, any petition filed against it in an involuntary case under the Federal Bankruptcy Code or any other law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts, or any other law providing for the relief of debtors; (vi) takes any actions under state, federal of other applicable law in order to commence the liquidation of the Borrower or any Fund; (vii) takes any action under the laws of its jurisdiction of incorporation or organization similar to any of the foregoing; or (viii) discontinues its business; or
          (f) a proceeding or case shall be commenced against the Borrower or Fund or the Investment Adviser without the application or consent of such party, in any court of competent jurisdiction, seeking (i) the liquidation, reorganization, dissolution, winding-up, or composition or readjustment of its debts; (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of it or of all or any substantial part of its assets; or (iii) similar relief in respect of it, under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts or any other law providing for the relief of debtors, and such proceeding or case shall continue undismissed, or unstayed and in effect, for a period of 60 days; or an order for relief shall be entered in an involuntary case under the Federal Bankruptcy Code, against the Borrower or Fund or the Investment Adviser or action under the laws of the jurisdiction of incorporation or organization of the Borrower or Fund or the Investment Adviser similar to any of the foregoing shall be taken with respect to the Borrower or Fund or the Investment Adviser and shall continue unstayed and in effect for any period of 60 days; or
          (g) a final judgment or final order for the payment of money shall be entered against the Borrower or Fund by any court of competent jurisdiction, or an execution or similar process shall be issued or levied against property of the Borrower or Fund, that in the aggregate exceeds 5% of the value of the Net Assets of the Borrower or Fund and such judgment, order, warrant or process shall not be, within 30 days after entry thereof discharged or stayed pending appeal or is not discharged within 60 days after the expiration of such stay; or
          (h) there occurs a change in the business, assets or financial condition of the Borrower or Fund resulting in a Material Adverse Effect (which shall not include a decline in the Net Assets of such Fund resulting from redemptions by shareholders of such Fund or a decline in market value of securities held by such Fund); or
          (i) the Borrower or Fund shall challenge the validity or enforceability of any portion of any of the Loan Documents; or
          (j) any investment advisory agreement which is in effect on the date hereof relating to such Fund shall terminate, or the Investment Adviser shall cease to serve as the investment adviser for such Fund, or the Custodian shall cease to serve as the custodian for such Fund’s assets, in each instance without the prior written consent of the Bank; or
LIMITED ACCESS

ICON Funds,
on behalf of its fund series as
set forth on Appendix I attached hereto
March 29, 2010

          (k) the Borrower or Fund shall violate, or take any action that would result in a material deviation from, any of its fundamental investment policies or restrictions as in effect from time to time, including those as set forth in its Prospectus.
     4. Remedies. Upon the occurrence of an Event of Default described in Section II(3)(e) or (f), immediately and automatically; and upon the occurrence of any other Event of Default at any time thereafter while such Event of Default is continuing, at the Bank’s option and upon the Bank’s declaration:
          (a) the Uncommitted Line established hereunder shall terminate with respect to the applicable Fund(s);
          (b) the unpaid principal amount of the Loans to the Borrower on behalf of the applicable Fund(s), together with accrued and unpaid interest thereon, all fees, expenses and other Obligations, shall become immediately due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived; and
          (c) the Bank may exercise any and all rights it has under any of the Loan Documents and proceed to protect and enforce the Bank’s rights by any action at law, in equity or other appropriate proceeding as it relates to the applicable Fund(s).
     The Borrower, on behalf of each Fund, authorizes the Bank and the Custodian, following the occurrence and during the continuance of an Event of Default, to charge and setoff against any deposit account or other account maintained with either the Bank or the Custodian on behalf of the Borrower, on behalf of each Fund, and apply the proceeds thereof against repayment of any unpaid Obligations of the Borrower on behalf of such Fund, as appropriate. In addition, the Custodian, following the occurrence and during the continuance of an Event of Default, is hereby directed by the Borrower, on behalf of each Fund, to dispose of such Fund’s assets as selected by the Investment Adviser to the extent necessary to repay all amounts due to the Bank from the Borrower, on behalf of such Fund, to the extent that the Obligations of the Borrower, on behalf of such Fund, have not been paid when due or if any other Event of Default has occurred. If the Investment Adviser does not select a sufficient amount of assets to repay all amounts due to the Bank from the Borrower, on behalf of such Fund, within a reasonable time, the Custodian is hereby directed by the Borrower, on behalf of such Fund, upon one day’s prior written notice to the Borrower, on behalf of such Fund, and its Investment Adviser, to dispose of such Fund’s assets to the extent necessary to repay all amounts due to the Bank from the Borrower, on behalf of such Fund. The foregoing shall be deemed to be continuing and irrevocable “proper instructions” to the Custodian for all purposes under the applicable custody agreement between the Borrower, on behalf of such Fund, and the Custodian. The foregoing shall be in addition to any other rights or remedies the Bank and the Custodian may have against the Borrower, on behalf of such Fund, following the occurrence of an Event of Default hereunder.
     No right of the Bank shall be exclusive of any other right of the Bank now or hereafter available under the Loan Documents, at law, in equity or otherwise, and no course of dealing or delay by the Bank in exercising any right shall operate as a waiver thereof or otherwise affect any rights or remedies of the Bank.
LIMITED ACCESS

ICON Funds,
on behalf of its fund series as
set forth on Appendix I attached hereto
March 29, 2010

     NOTWITHSTANDING THE FOREGOING LISTED EVENTS OF DEFAULT AND REMEDIES OF THE BANK ARISING AS A RESULT THEREOF, NOTHING CONTAINED HEREIN SHALL BE DEEMED TO COMPROMISE THE DISCRETIONARY, UNCOMMITTED NATURE OF THE UNCOMMITTED LINE, AND THE BORROWER AGREES AND UNDERSTANDS THAT THE MAKING OF ANY LOAN HEREUNDER SHALL REMAIN IN THE SOLE AND ABSOLUTE DISCRETION OF THE BANK AND THE BANK SHALL HAVE NO COMMITMENT WITH RESPECT THERETO WHETHER OR NOT AN EVENT OF DEFAULT SHALL HAVE OCCURRED OR BE CONTINUING AND WHETHER OR NOT THE UNCOMMITTED LINE SHALL HAVE BEEN FORMALLY TERMINATED PURSUANT TO SECTION II(4)(a) ABOVE.
     5. Notices. All notices hereunder shall be in writing and shall be deemed to have been given one Business Day after delivery to an overnight courier or when delivered by hand or by facsimile to the addresses or facsimile numbers given below and in each case such delivery is confirmed to have been made. Notices (a) to the Bank shall be given to State Street Bank and Trust Company, Copley Place Tower, Box 5303, Boston, MA 02206, or if by overnight courier service, State Street Bank and Trust Company, 4 Copley Place, 5th Floor, Boston, MA 02116, in either case to the attention of: Carolyn Baker, Vice President, or Mutual Fund Lending Department Head, and (b) to the Borrower or any Fund shall be deemed to have been given if given at the address stated at the beginning of this Agreement, to the attention of: Treasurer, Assistant Treasurer and General Counsel.
     6. Amendments and Waivers. No waivers shall be effective unless in writing. No right of the Bank shall be exclusive of any other right of the Bank now or hereafter available under the Loan Documents, at law, in equity or otherwise; or by statute or any other provision of law; and no course of dealing or delay by the Bank in exercising any right hereunder shall operate as a waiver thereof or otherwise affect any rights or remedies of the Bank. All amendments hereto must be in writing signed by all parties hereto.
     7. Assignments and Participations. No Borrower or Fund may assign or transfer or participate any of its rights under any of the Loan Documents without the prior written consent of the Bank. The Bank may assign or transfer its rights hereunder to any other person or entity with the prior consent of the Borrower, on behalf of a Fund, such consent not to be unreasonably withheld, provided that such consent shall not be required following the occurrence of an Event of Default. The Bank may also pledge or participate its rights hereunder to any Federal Reserve Bank or to any other person or entity without the consent of the Borrower or Fund; provided however, that no such person or entity taking solely a participation interest in any of the Obligations, without the consent of the Borrower, on behalf of a Fund, shall have any rights with respect to such participation other than the right to vote on changes in interest, fees, line amount, principal payments, maturity or other payment dates, and any advance rates or borrowing limitations described herein.
     8. Setoff. Any amounts owing from the Bank to the Borrower, on behalf of any Fund, including deposits (general or special, time or demand, provisional or final), may, at any time following the occurrence and during the continuance of an Event of Default, be set off and applied against the obligations of the Borrower, on behalf of such Fund, to the Bank.
     9. Expenses. Subject to the terms of Section I(5)(c) above, the Borrower agrees, on behalf of each Fund, to pay on demand all reasonable expenses of the Bank in connection with the preparation,
LIMITED ACCESS

ICON Funds,
on behalf of its fund series as
set forth on Appendix I attached hereto
March 29, 2010

negotiation and closing of this Agreement and the other Loan Documents and all reasonable expenses of the Bank in connection with the amendment, waiver, default or collection of the Obligations to the Bank or in connection with the Bank’s exercise or enforcement, following an Event of Default, of any of its rights, remedies or options thereunder, including, without limitation, reasonable fees of outside legal counsel or the allocated costs of in-house legal counsel, accounting, consulting, brokerage or other similar professional fees or expenses; and the amount of all such expenses shall, to the extent not paid within thirty (30) days after written demand therefore by the Bank, bear interest at the rate applicable to the Loans (including any default rate) until paid in full.
     10. Indemnification. Subject to the terms of Section I(5)(c) above, the Borrower agrees, on behalf of each Fund, (a) to indemnify the Bank against any transfer taxes, documentary taxes, assessments or charges made by any governmental authority by reason of the execution and delivery of this Agreement and the Note; and (b) to indemnify and hold harmless the Bank and its directors, officers, employees, agents and affiliates from and against any and all liabilities, losses, damages, costs, and expenses of any kind, including, without limitation, the reasonable fees and disbursements of counsel, which may be incurred by the Bank in connection with any civil, investigative, administrative or judicial proceeding (whether or not the Bank shall be a designated party thereto) relating to or arising out of this Agreement or any of the other Loan Documents or any actual or proposed use of proceeds of any Loans hereunder, provided that the Bank shall not have the right to be indemnified hereunder for its own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction. To the extent permitted by applicable law, the Borrower shall not assert, and the Borrower, on behalf of its Funds, hereby waives, any claim against the Bank or its directors, officers, employees, agents or affiliates, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any of the other Loan Documents or any Loan or the use of proceeds thereof.
     11. Waiver of Jury Trial. Except as prohibited by law, neither the Borrower or any Fund nor the Bank nor any assignee or successor of any of them, shall seek a jury trial in any lawsuit, proceeding, counterclaim or any other litigation procedure based upon or arising out of any of the Loan Documents. Neither the Borrower or any Fund nor the Bank will seek to consolidate any such action in which a jury trial has been waived with any other action in which a jury trial has not been waived. THE PROVISIONS OF THIS SECTION HAVE BEEN FULLY DISCUSSED BY THE PARTIES HERETO, AND THE PROVISIONS HEREOF SHALL BE SUBJECT TO NO EXCEPTIONS. NO PARTY HERETO HAS IN ANY WAY AGREED WITH OR REPRESENTED TO ANY OTHER PARTY THAT THE PROVISIONS OF THIS SECTION WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.
     12. Jurisdiction. EACH OF THE LOAN DOCUMENTS SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). THE BORROWER AND THE BANK, ON BEHALF OF EACH OF THE FUNDS, AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF ANY OF THE LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND THE SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWER OR THE BANK BY MAIL AT THE ADDRESS SPECIFIED ABOVE. THE BORROWER, ON BEHALF OF EACH OF THE FUNDS, AND THE BANK HEREBY
LIMITED ACCESS

ICON Funds,
on behalf of its fund series as
set forth on Appendix I attached hereto
March 29, 2010

WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.
     13. Counterparts. This Agreement may be executed in any number of counterparts each of which shall be deemed to be an original document, but all of which together shall constitute one and the same instrument.
     14. USA Patriot Act. The Bank hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow the Bank to identify the Borrower in accordance with the Patriot Act.
     15. Definitions. Except as otherwise defined herein, all financial terms shall be defined in accordance with generally accepted accounting principles. The following defined terms as used herein shall have the following meanings:
          “Adjusted Net Assets” shall mean, as applied to any Fund at any time, (i) the value of the Total Assets of such Fund at such time, less (ii) Total Liabilities (excluding Indebtedness for borrowed money) of such Fund at such time, less (iii) without duplication, the value of any assets segregated for the benefit of, or otherwise subject to any pledge, security interest, hypothecation or other lien or encumbrance in favor of, any party other than the Bank. For purposes of calculating Adjusted Net Assets for any Fund, the amount of any liability included in Total Liabilities shall be equal to the greater of (i) the outstanding amount of such liability and (ii) the fair market value of all assets pledged or otherwise segregated to secure such liability.
          “Agreement” shall mean this letter agreement and all appendices, exhibits and schedules attached hereto, as any of the same may be amended, restated, extended, replaced or otherwise modified and in effect from time to time.
          “Bank” shall have the meaning given to such term in the preamble hereto.
          “Borrower” shall have the meaning given to such term in the preamble hereto.
          “Business Day” shall mean any day excluding Saturday and Sunday and excluding any other day which shall be in Boston, Massachusetts a legal holiday or a day on which banking institutions are required or authorized by law to close.
          “Custodian” shall mean State Street Bank and Trust Company, in its capacity as custodian of the assets of each Fund.
          “Default” shall mean any event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default.
          “ERISA” shall have the meaning given to such term in Section II(2)(i) hereof.
LIMITED ACCESS

ICON Funds,
on behalf of its fund series as
set forth on Appendix I attached hereto
March 29, 2010

          “Event of Default” shall have the meaning given to such term in Section II(3) hereof.
          “Executive Order” shall have the meaning given to such term in Section II(2)(m) hereof.
          “Expiration Date” shall have the meaning given to such term in Section I(1) hereof.
          “Federal Funds Rate” shall mean, at the relevant time of reference thereto, the rate that appears on Bloomberg page BTMM, as quoted by ICAP, as of 9:30 a.m. (Boston time), as the “Federal Funds Ask” rate, or, if unavailable, the quotation received by the Bank from a federal funds broker of recognized standing as selected by the Bank in its reasonable discretion.
          “Foreign Assets Control Regulations” shall have the meaning given to such term in Section II(2)(m) hereof.
          “Fund” shall mean each fund series of the Borrower from time to time listed on Appendix I hereto.
          “Indebtedness” shall mean (a) all obligations for borrowed money or extensions of credit; (b) all obligations evidenced by bonds, debentures, notes or other similar instruments; (c) all obligations to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business; (d) all obligations under any lease which are or should be capitalized in accordance with generally accepted accounting principles; (e) all guarantees, endorsements and other contingent obligations, whether direct or indirect, in respect of Indebtedness of others, including any obligation to supply funds to or in any manner to invest in, directly or indirectly, the debtor (whether by way of loan, stock purchase, capital contribution or otherwise), to purchase Indebtedness, or to assure the owner of Indebtedness against loss, through an agreement to purchase goods, supplies or services for the purpose of enabling the debtor to make payment of the Indebtedness held by such owner or otherwise, and the obligations to reimburse the issuer in respect of any letters of credit or performance or surety bonds, or other similar obligations; (f) all obligations in respect of judgments; (g) all obligations in respect of banker’s acceptances and under reverse repurchase agreements; and (h) all obligations in respect of swaps, futures contracts, options, options on futures contracts and other similar portfolio investments and investment techniques, including all liabilities secured by any mortgage, pledge, security interest, lien, charge or other encumbrance existing on property owned or acquired subject thereto, or with respect to which assets have been segregated, whether or not the liability secured thereby shall have been assumed, including without limitation, any cash or securities held or otherwise pledged as collateral in connection with any such portfolio investments or investment techniques.
          “Internal Revenue Code” shall mean the Internal Revenue Code of 1986, as amended, together with all related rules and regulations promulgated thereunder.
          “Investment Adviser” shall mean shall mean ICON Advisers, Inc, a company incorporated in the State of Colorado.
LIMITED ACCESS

ICON Funds,
on behalf of its fund series as
set forth on Appendix I attached hereto
March 29, 2010

          “Investment Company Act” shall mean the Investment Company Act of 1940, as amended, together with all related rules and regulations promulgated by the United States Securities and Exchange Commission relating thereto.
          “LIBOR Business Day” shall mean any Business Day on which commercial banks are open for international business (including dealings in United States dollar deposits) in London.
          “Loan” shall have the meaning given to such term in Section I(2) hereof.
          “Loan Documents” shall mean this Agreement and the Note as any of the same may be amended, restated, extended, renewed, replaced or otherwise modified and in effect from time to time.
          “Material Adverse Effect” shall mean a material adverse effect on (a) the business condition (financial or otherwise), operations, performance, assets or properties of a Borrower or any Fund, (b) the rights or remedies of the Bank under the Loan Documents, or (c) the ability of a Borrower or any Fund to perform its obligations under the Loan Documents.
          “Material Indebtedness” shall mean any Indebtedness of the Borrower, on behalf of any of its Funds (other than Indebtedness under the Loan Documents), in an aggregate principal amount equal to five percent (5%) or more of the Net Assets of such Fund.
          “Maximum Amount” shall mean, at any time with respect to any Fund, the lesser of (a) 33 1/3% of the Adjusted Net Assets of such Fund at such time, and (b) the maximum amount which such Fund is permitted to borrow (after taking into account all then outstanding Indebtedness) pursuant to its Prospectus, the Investment Company Act or any registration made thereunder, any vote of the shareholders of such Fund, any agreement of the Borrower or such Fund with any foreign, federal, state or local securities division to which the Borrower or such Fund is subject, any other applicable agreement or document to which the Borrower or such Fund is a party or any law, rule or regulation applicable to the Borrower or such Fund.
          “Net Assets” shall mean, with respect to any Fund at any time, the value of the Total Assets of such Fund at such time less the Total Liabilities of such Fund at such time.
          “Note” shall have the meaning given to such term in Section I(3) hereof.
          “Obligations” shall mean any and all obligations of the Borrower, on behalf of each Fund, to the Bank of every kind and description, direct or indirect, absolute or contingent, primary or secondary, due or to become due, now existing or hereafter arising and including obligations to perform acts and refrain from taking action as well as obligations to pay money, in each case arising or incurred under any Loan Documents.
          “Other Indebtedness” shall have the meaning given to such term in Section II(1)(d) hereof.
          “Overnight LIBOR Rate” shall mean the British Bankers’ Association Official LIBOR fixing for United States dollars, for a period to maturity of one LIBOR Business Day, as reported by
LIMITED ACCESS

ICON Funds,
on behalf of its fund series as
set forth on Appendix I attached hereto
March 29, 2010

Bloomberg L.P. as the ask rate on the LIBOR USD BBA page, and if such rate is then unavailable on Bloomberg L.P., then Overnight LIBOR Rate shall mean the British Bankers’ Association Official LIBOR fixing for United States dollars, for a period to maturity of one LIBOR Business Day as reported by Reuters as the ask or offered rate on the LIBOR01 page (also known as Reuters BBA Libor Rates Page 3750), and if such rate is then unavailable, then Overnight LIBOR Rate shall mean the rate of interest per annum quoted by the Bank to leading banks in the London interbank market as the rate at which the Bank is offering United States dollar deposits in an amount equal to $1,000,000 with a maturity of one LIBOR Business Day.
          “Overnight Rate” shall mean, as of any day, the higher of (a) the Federal Funds Rate as in effect on that day and (b) the Overnight LIBOR Rate as in effect on that day.
          “Permitted Merger(s)” shall mean (a) the merger of one or more Funds with and into any other Fund, or (b) the merger of any fund series of a Borrower which is not a Fund hereunder with and into any Fund so long as the Fund is the survivor of such merger; provided that, in the case of any such merger pursuant to the foregoing clause (a) or (b), (i) the Borrower shall have provided written notice in reasonable detail to the Bank of its intention to effect such merger, together with a revised Appendix I hereto reflecting such merger, at least ten (10) Business Days prior to the effectiveness of such merger, and (b) no Default or Event of Default shall exist or result from such merger (including, without limitation, any failure to satisfy the borrowing limitations contained in Section I(2) as a result thereof).
          “Prospectus” shall mean at any time the then current prospectus and statement of additional information of any relevant Fund.
          “Total Assets” shall mean, with respect to any Fund at any time, all assets of such Fund which in accordance with generally accepted accounting principles would be classified as assets on a balance sheet of such Fund at such time. For purposes of this definition, the value of each Fund’s assets shall be determined based upon the current market value thereof with reference to daily prices provided by independent pricing sources and otherwise in accordance with the Investment Company Act.
          “Total Liabilities” shall mean, with respect to any Fund at any time, the aggregate amount of all items which would be set forth as liabilities on a balance sheet of such Fund at such time in accordance with generally accepted accounting principles.
          “Trading With the Enemy Act” shall have the meaning given to such term in Section II(2)(m) hereof.
          “Uncommitted Line” shall have the meaning given to such term in the preamble hereto.
          “Uncommitted Line Amount” shall mean $150,000,000.00.
LIMITED ACCESS

     If the foregoing satisfactorily sets forth the terms and conditions of the Uncommitted Line, please execute and return to the undersigned each of the Loan Documents and such other documents and agreements as the Bank may request. We are pleased to provide the Uncommitted Line hereunder and look forward to the ongoing development of our relationship.

Sincerely,

STATE STREET BANK AND
TRUST COMPANY, as Bank

By:
Name:
Title:
Acknowledged and Accepted:
ICON FUNDS,
  on behalf of its fund series as
set forth on Appendix I attached hereto, severally and not jointly

By:
Name:
Title:
Acknowledged:
STATE STREET BANK AND TRUST COMPANY,
as Custodian

By:
Name:
Title:

APPENDIX I
Name
ICON Funds,
on behalf of each of:
ICON Core Equity Fund
ICON Equity Income Fund
ICON Bond Fund
ICON Asia-Pacific Region Fund
ICON Europe Fund
ICON International Equity Fund
ICON Consumer Discretionary Fund
ICON Energy Fund
ICON Financial Fund
ICON Healthcare Fund
ICON Industrials Fund
ICON Information Technology Fund
ICON Leisure and Consumer Staples Fund
ICON Materials Fund
ICON Telecommunication & Utilities Fund

EXHIBIT A
PROMISSORY NOTE

$150,000,000.00	March 29, 2010
Boston, Massachusetts
     For value received, ICON Funds, a Massachusetts business trust registered under the Investment Company Act, on behalf of its fund series listed on Appendix I attached hereto, hereby promises to pay to State Street Bank and Trust Company (the “Bank”), or order, at the office of the Bank at 100 Huntington Avenue, Tower 2, Floor 4, Boston, Massachusetts 02116 in immediately available United States dollars, the principal amount of ONE HUNDRED FIFTY MILLION AND 00/100 DOLLARS ($150,000,000.00), or such lesser original principal amount as shall be outstanding hereunder and not have been prepaid as provided herein, together with interest thereon as provided below. Each Loan shall be payable upon the earliest to occur of (a) the Expiration Date, (b) thirty calendar days following the date on which such Loan is made, or (c) the date on which such Loan otherwise becomes due and payable under the terms of the Loan Agreement referred to below, whether following the occurrence of an Event of Default or otherwise. Interest on the unpaid principal amount outstanding hereunder shall be payable at the rates and at the times as set forth in the Loan Agreement and shall be computed as set forth in the Loan Agreement. Interest shall be computed on the basis of a 360-day year for the actual number of days elapsed, including holidays or other days on which the Bank is not open for the conduct of banking business.
     All Loans hereunder and all payments on account of principal and interest hereof shall be recorded by the Bank. The entries on the records of the Bank (including any appearing on this Note), constitute prima facie evidence as to amounts outstanding hereunder, provided that the failure by the Bank to make any such entry shall not affect the obligation of the undersigned to make payments of principal and interest on all Loans as provided herein and in the Loan Agreement.
     Following the occurrence of a Default or an Event of Default, unpaid principal on any Loan, and to the extent permitted by applicable law, unpaid interest on any Loan, shall thereafter bear interest, compounded monthly and be payable on demand, until paid in full (after as well as before judgment) at a rate per annum equal to two percent (2%) above the rate otherwise applicable to such Loan under the Loan Agreement.
     This Note is issued pursuant to, and entitled to the benefits of, and is subject to, the provisions of a certain letter agreement dated March 29, 2010 by and among the undersigned and the Bank (herein, as the same may from time to time be amended, restated, supplemented, modified or extended, referred to as the “Loan Agreement”). All terms not otherwise defined herein shall be used as defined in the Loan Agreement.
     The undersigned may at its option prepay all or any part of the principal of this Note subject to the terms of the Loan Agreement. Amounts prepaid may be reborrowed subject to the terms of the Loan Agreement.
     Each of the undersigned makers and every endorser and guarantor hereof hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement hereof and consents that this Note may be extended from time to time and that no such extension or other indulgence, and no substitution, release or surrender of collateral and no discharge or release of any other party primarily or secondarily liable hereon, shall

 2
discharge or otherwise affect the liability of any of the undersigned or any such endorser or guarantor. No delay or omission on the part of the Bank in exercising any right hereunder shall operate as a waiver of such right or of any other right hereunder, and a waiver of any such right on any one occasion shall not be construed as a bar to or waiver of any such right on any future occasion.
     This instrument shall have the effect of an instrument executed under seal and shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts (without giving effect to any conflicts of laws provisions contained therein).

WITNESS:

ICON FUNDS,
on behalf of its fund series as
set forth on Appendix I attached hereto

By:
Name:
Title:
LIMITED ACCESS

SCHEDULE I TO NOTE DATED MARCH 29, 2010

Date of	Amount of	Amount of Principal	Outstanding
Loan	Principal	Paid	Balance	Notation Made By

APPENDIX I
Name
ICON Funds,
on behalf of each of:
ICON Core Equity Fund
ICON Equity Income Fund
ICON Bond Fund
ICON Asia-Pacific Region Fund
ICON Europe Fund
ICON International Equity Fund
ICON Consumer Discretionary Fund
ICON Energy Fund
ICON Financial Fund
ICON Healthcare Fund
ICON Industrials Fund
ICON Information Technology Fund
ICON Leisure and Consumer Staples Fund
ICON Materials Fund
ICON Telecommunication & Utilities Fund

EXHIBIT B
ADVANCE/PAYDOWN
REQUEST FORM

DATE:

TO:	STATE STREET BANK AND TRUST COMPANY

ATTN:	LOAN OPERATIONS CUSTOMER SERVICE UNIT
telephone 617-937-8806 or 617-937-8808; fax 617-988-6677

FROM:	ICON FUNDS, on behalf of [ ]
(the “Fund”)

(Fund # ) (DDA # )
     In connection with the letter agreement dated March 29, 2010 and related documents currently in effect with State Street Bank and Trust Company (as amended, collectively, the “Agreement”), please increase/reduce (circle one) the outstanding balance on behalf of the above-indicated Fund by $_________. Any requested Loan should be recorded on the books of the Fund with the Bank and interest payable to the Bank should be recorded at the agreed upon rate.
1.	This request is (check one): ___ Loan Advance ____ Paydown ____ Overnight Rollover ___

2.	The proceeds of any requested Loan shall be used only to the extent consistent with and not prohibited by the Prospectus, the terms of the Agreement and applicable laws and regulations, including, without limitation, Regulation U, and no Default of Event of Default has occurred under the Agreement.

3.	All of the representations and warranties of the undersigned Borrower and Fund set forth in Section II(2) of the Agreement are true and correct on and as of the date hereof.

4.	The Borrower and the Fund is in compliance with all the terms and conditions in the Agreement (including the Maximum Amount and other borrowing limitations thereunder) and will remain in compliance therewith after giving effect to the making of any requested Loan.

5.	The following amounts and statements are true in connection with any requested Loan:

(a)	Adjusted Net Assets of the Fund:

	(i)	Total Assets of the Fund	$

	(ii)	Total Liabilities (excluding Indebtedness for borrowed money) of the Fund*	$

	(iii)	without duplication, the value of any segregated assets or assets otherwise subject to any pledge or other encumbrance	$

	(iv)	item (a)(i) less item (a)(ii) less item (a)(iii)	$

*	For purposes of calculating Adjusted Net Assets for any Fund, the amount of any liability included in Total Liabilities shall be equal to the greater of (i) the outstanding amount of such liability and (ii) the fair market value of all assets pledged or otherwise segregated to secure such liability.

(b)	33 1/3% of item (a)(v)		$

(c)	(i)	Beginning Loan Balance:	$
	(ii)	Paydown Amount (if any):	$
	(iii)	Requested Loan (if any)	$
	(iv)	Requested Loans Balance ((i) minus (ii) or (i) plus (iii)):	$

(d)	The aggregate outstanding principal amount of Indebtedness for borrowed money of the Fund other than the Loans as of the date hereof		$

(e)	Total Indebtedness for borrowed money ((c)(iv) plus (d)):		$
6.	The amount set forth in 5(e) above does not exceed the lesser of (a) the amount set forth in 5(b) above, or (b) the maximum amount which a Fund is permitted to borrow (after taking into account all outstanding Indebtedness) pursuant to its Prospectus, the Investment Company Act or any registration made thereunder, any vote of the shareholders of the Borrower or such Fund, any agreement of the Borrower or Fund with any foreign, federal, state or local securities division to which the Borrower or Fund is subject, any other applicable agreement or document to which the Borrower or Fund is a party or any law, rule or regulation applicable to the Borrower or Fund.

7.	The amount set forth in 5(c)(iv) above does not exceed the Uncommitted Line Amount, and the aggregate principal amount of Loans outstanding to the Borrower, on behalf of all Funds under the Agreement (after giving effect to the amount of any requested Loan) does not exceed the Uncommitted Line Amount.

8.	The undersigned is a duly authorized officer of the Borrower identified above with authority to execute and deliver this document to the Bank and request the Loan described herein on behalf of the Fund identified above.

ICON FUNDS, on behalf of [FUND]

By:

Name:

Title

Date:

LIMITED ACCESS

EXHIBIT C
INDEBTEDNESS
None.

EXHIBIT D
ENCUMBRANCES
None.

EXHIBIT E
LITIGATION
None.